           REMAC Series 1992A GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at 1-800-705-0384, ext. 1934.

                             Amount as of December 31, 1996


  Reserve Fund Balance for Series 1992A           $    0.00

  Redemption Fund Balance for Series 1992A           549.42

  Principal Amount of Series 1992A Bonds
    redeemed in 1996                           1,457,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                00.00

  Principal Amount of pending requests for
    redemption by Bondholders other than
    deceased Bondholders                       5,786,000.00




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992B GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at 1-800-705-0384, ext. 1934.

                             Amount as of December 31, 1996


  Reserve Fund Balance for Series 1992B           $    0.00

  Redemption Fund Balance for Series 1992B           224.09

  Principal Amount of Series 1992B Bonds
    redeemed in 1996                             516,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for
    redemption by Bondholders other than
    deceased Bondholders                       1,217,000.00




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992C GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at 1-800-705-0384, ext. 1934.

                             Amount as of December 31, 1996



  Reserve Fund Balance for Series 1992C           $    0.00

  Redemption Fund Balance for Series 1992C             3.62

  Principal Amount of Series 1992C Bonds
    redeemed in 1996                           1,906,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for
    redemption by Bondholders other than
    deceased Bondholders                       1,794,000.00




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992D GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at 1-800-705-0384, ext. 1934.

                             Amount as of December 31, 1996


  Reserve Fund Balance for Series 1992D           $    0.00

  Redemption Fund Balance for Series 1992D           346.65

  Principal Amount of Series 1992D Bonds
    redeemed in 1996                           2,268,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for
    redemption by Bondholders other than
    deceased Bondholders                       4,942,000.00




                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President

           REMAC Series 1992E GNMA Collateralized Bonds



 RE:  Annual Report to Bondholders


Each year we are required, pursuant to Section 7.04(4) of the trust indenture for the above captioned bond series, to report to you the following information about the bonds. The data listed is only to inform you of certain information about the bonds. If you have any questions about this data please contact your broker at his local office or the Trustee at1-800-705-0384, ext. 1934.

                             Amount as of December 31, 1996


  Reserve Fund Balance for Series 1992E           $    0.00

  Redemption Fund Balance for Series 1992E           547.48

  Principal Amount of Series 1992E Bonds
    redeemed in 1996                           1,306,000.00

  Principal Amount of pending requests for
    redemption by deceased Bondholders                 0.00

  Principal Amount of pending requests for
    redemption by Bondholders other than
    deceased Bondholders                       2,556,000.00


                      /s/ Locksley Simmons
                      --------------------------------
                      Locksley Simmons, Vice President